UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 26, 2014

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 26, 2014, Verizon Communications Inc. (“Verizon”) published a prospectus (the “Prospectus”) relating to the admission of 2,744,993,638 outstanding shares of Verizon common stock, par value $0.10 per share (the “Shares”) to the standard segment of the Official List of the UK Listing Authority (the “Official List”) and to trading on the Main Market for listed securities of the London Stock Exchange (the “Main Market”). Application has been made for the Shares to be admitted to the standard segment of the Official List and to trading on the Main Market, which is expected to take place at 8:00 am GMT on December 1, 2014.

The Prospectus does not relate to the issue of any new shares of Verizon common stock, but is an administrative step undertaken to perfect the admission of existing shares of common stock that have already been issued to listing on the standard segment of the Official List and to trading on the Main Market.

The Prospectus is available at http://www.verizon.com/about/investor-information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: November 26, 2014	/s/ William L. Horton, Jr.
William L. Horton, Jr. Senior Vice President, Deputy General Counsel and Corporate Secretary